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                                                                  EXHIBIT 10.30

                                   MTL INC.
                              3108 Central Drive
                           Plant City, Florida 33567

                                                            As of June 23, 1998

Michael Grimm
MTL Inc.
3108 Central Drive
Plant City, Florida 33567

Dear Mr. Grimm:

MTL Inc. (the "Company") desires to employ you, and you hereby accept such employment, as the Executive Vice President - Sales and Marketing of Montgomery Tank Lines (the "Employee") upon the following terms and conditions (capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") between Chemical Leaman Corporation ("CLC"), its shareholders and Palestra Acquisition Corp.):

         1. Your employment by the Company will commence as of the Effective Time and continue until the second anniversary of the date hereof and year to year thereafter, unless either party provides written notice at least 90 days prior to the end of the term or the applicable renewal year. If the Company provides such notice, you shall be entitled to receive your then current base salary for one year after the end of the term and you shall be entitled during such time to the continuation of health, medical and other benefits.

         2. You will receive a base salary of $154,063 per annum, which shall be subject to annual review by the Board of Directors of the Company or a committee thereof (the "Board"), but may not be reduced as a result of such review. In addition, you will receive health, medical and other benefits under the Company's benefits plans on a basis comparable to the Company's other similarly situated employees.

         3. You shall be entitled to bonuses on the terms set forth on Exhibits B and C. For purposes of such exhibits, your "Target Bonus Percentage" shall be 20% of your base salary in effect at the time of payment.

         4. Notwithstanding anything else herein, the Company reserves the right to terminate your employment at any time with or without "cause" (as defined below) and you reserve the right to terminate your employment with "good reason" (as defined below), provided that if the Company terminates your employment without "cause" or you terminate your employment with "good reason" the Company will pay you your then current base salary for one year after such termination and you will be entitled during such time to the continuation of health, medical and other benefits. If the Company terminates your employment for "cause" or you terminate your employment other than for "good reason" you shall not be entitled to any further payments (except for any accrued but unpaid amounts due) or benefits, effective immediately upon such termination.

5. The Company will cause to be granted to you, at or within 45 days of the Effective Time, options to acquire 5,500 shares of its common stock (the "MTL Stock") at a per share price equal to the price in the merger of Sombrero Acquisition Corp. and the Company. The options will be subject to the Company's option plan.

6. You agree to purchase and the Company agrees to sell to you 5,500 shares of MTL Stock at a price of $220,000. The Company agrees to lend to you up to 50% of the amount of the purchase price set forth in the immediately preceding sentence, on terms mutually agreeable to the Company and the Employee.

7. If your employment is terminated without cause or you terminate your employment with good reason, subject to any limitations on the Company's ability to purchase the MTL Stock, (a) you shall have the right to cause the Company to purchase MTL Stock at the fair market value thereof and (b) the Company shall have the right to cause you to sell to it your MTL Stock at the fair market value thereof. Otherwise, upon any termination of your employment (x) by the Company for "cause," the Company shall have the right to cause you to sell to it the MTL Stock for the lower of the purchase price you paid therefor and the fair market value thereof or (y) by you without "good reason," the Company shall have the right to cause you to sell it to the MTL Stock for the purchase price you paid therefor, and you shall have no right to cause the Company to purchase such MTL Stock for the price you paid therefor. Upon your death, your successors shall succeed to your rights under such stock, and, for the purpose of this paragraph 7, your successors and the Company shall have the same rights as if your employment was terminated without cause. In connection with the MTL Stock, you shall (i) receive customary "tag-along" rights, (ii) grant the shareholders of the Company customary "bring-along" rights, (iii) be prescribed from transferring 30 days prior to and 180 days after the consummation of any public offering by the Company and (iv) grant affiliates of Apollo Management, L.P. or the Company customary rights of "first refusal." At the Effective Time, you agree to enter into a shareholders agreement with Company including, but not limited to, the rights and obligations with respect to MTL Stock set forth in this paragraph 7.

8.       The Company will provide you with a monthly car allowance of $450.

9. You agree to be bound by the Restrictive Covenant Agreement set forth on Exhibit F, which is incorporated by reference herein.

10. You agree to be bound by the Non-Compete Covenant set forth on Exhibit A, which is incorporated by reference herein.
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     11.   For purposes of this letter agreement "cause" means (i) a good faith finding by the board of directors of the Company (or a committee thereof) of your failure to satisfactorily perform your assigned duties for the Company as a result of your material dishonesty, gross negligence or intentional misconduct or (ii) your conviction of, or the entry of a pleading of guilty or nolo contendere by you to, any crime involving moral turpitude or any felony. For purposes of this letter agreement "good reason" means a material diminution in your duties and responsibilities caused by the Company, a material breach by the Company of its compensation and benefit obligations under this letter agreement, or an involuntary relocation by more than 50 miles of your principal place of business as it exists immediately following the Effective Date.

     12. This agreement shall terminate automatically upon your death or long-term disability. Any termination hereof by reason of your death or disability shall terminate your right to receive further payments hereunder (excluding your rights under paragraph 7 hereof), except for any accrued but unpaid amounts due. Nothing in this paragraph shall, however, limit or eliminate any right you may have under any life insurance, disability or other benefits provided to you during your employment.

This letter agreement embodies the entire understanding between the parties with respect to periods of time from and after the Effective Time, and at the Effective Time shall supersede all prior understandings and agreements with respect to the subject matter hereof; provided, that if the Merger Agreement shall be terminated, this letter agreement shall automatically terminate and all such superseded understandings and agreements shall remain effective. The parties agree that this letter agreement shall be governed in accordance with the laws of the State of New York and the exclusive jurisdiction for enforcing such agreement shall be the federal courts of the United States located in New York (unless such choice of forum would deny an aggrieved party a forum for enforcing such party's rights, in which case the state courts of New York shall have jurisdiction).

Michael Grimm
June 23, 1998
Page 4

     If you are in agreement with the foregoing, please execute this letter agreement below and cause it to be delivered to the Company at the address set forth above.

                                       MTL INC.



                                       By: /s/
                                          -------------------------------------
                                          Name:
                                          Title:

Acknowledged and agreed as of
the date first above written:


/s/
----------------------------------------
Name:

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                                                                       EXHIBIT A



                              NON-COMPETE COVENANT


         In consideration of the terms set forth in the letter agreement (the "Letter Agreement") to which this Non-Compete Covenant is attached and in connection with the transactions contemplated by the Merger Agreement, the Employee agrees that no Competition Event (as defined below) shall occur prior to the date that the Employee ceases to receive salary or severance payments from the Company (including, without limitation, any subsidiary thereof) (the "Non-Compete Expiration"); provided that if Employee is terminated for "cause" or terminates his employment without "good reason," no such event shall occur for two years from such termination; provided, further, that the Company shall have the right upon 90 days notice to extend the Non-Compete Expiration for one year by paying the Employee his salary, providing health and medical benefits during such addition year.

         For purposes of this letter agreement, a "Competition Event" shall occur if the Employee directly or indirectly (i) engages in the bulk trucking business, the bulk tank cleaning business or any other business in which the Company or any of its Subsidiaries are engaged as of the date hereof or the date of termination of the Employee's employment with the Company (collectively, the "Company Business") within the United States; (ii) competes or participates as agent, employee, consultant, advisor, representative or otherwise in any enterprise which has any material operations engaged in the Company Business within the United States; or (iii) competes or participates as a stockholder, partner, member or joint venture, or has any direct or indirect financial interest, in any enterprise which has any material operations engaged in the Company Business with the Untied States; provided, however, that nothing contained herein shall prohibit the Employee from (A) owning, operating or managing any business, or acting upon any business opportunity, after obtaining approval of a majority of the board and a majority of the independent members of the Board (if any), (B) owning no more than five percent (5%) of the equity of any publicly traded entity with respect to which the Employee does not serve as an officer, director, employee, consultant or in any other capacity other than as an investor or (C) being employed by a business that engages in the Company Business but whose principal business is not the Company Business, if the Employee's involvement is limited to those operations that are not the Company Business.

         The Employee acknowledges that irreparable damage would occur in the event of a breach of the provisions of this Non-Compete Covenant by the Employee. It is accordingly agreed that, in addition to any other remedy to which it is entitled at law or in equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Non-Compete covenant and to enforce specifically the terms of such provisions.

         If any provision of this Non-Compete Covenant shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this covenant. Furthermore, if the scope of any restriction or requirement contained in this Covenant is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and you consent and agree that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

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                                                                       EXHIBIT B

                               ANNUAL BONUS PLAN

         In addition to and consistent with all other incentive plans of the Company, commencing on January 1, 1999 and for each calendar year thereafter during the term of his employment, the Employee shall be eligible to receive the Target Bonus Percentage of his salary in effect om December 31 of the applicable year if the Company and the Employee achieve certain operating and/or financial or other goals to be established by the Board or a compensation committee thereof in its sole discretion. The bonus plan, having provisions consistent with those granted to similarly situated employees of the Company, shall be adopted and administered by the Board or a compensation committee thereof.
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                                                                       EXHIBIT C

                                1998 BONUS PLAN

         The Board of directors of the Company (or a committee thereof) shall, within a reasonable time after the Effective Time, approve a 1998 Bonus Plan.

                                                                       EXHIBIT F

                         RESTRICTIVE COVENANT AGREEMENT

                                   ARTICLE I
                                CONFIDENTIALITY

         In consideration of the terms set forth in the letter agreement to which this Restrictive Covenant Agreement is attached and in connection with the transactions contemplated by the Merger Agreement, and in view of the fact that the Employee has been in close contact with many confidential affairs of the Company and its subsidiaries and affiliates, including Confidential and Proprietary Information and other matters of a business nature, such as information about customers (including pricing information), costs, profits, markets, sales, strategic plans for future development, and any other information not readily available to the public, the Employee hereby agrees for five years from the Effective Time to keep confidential all Confidential and Proprietary Information and other matters of or relating to the Company and its subsidiaries and affiliates learned prior to or after the Effective Time, and not to disclose them to anyone, or to use them, in each case, either prior to or after the Effective Time (except as required by law or for the Employee to perform the duties of his employment). The Employee further agrees to deliver promptly to the Company, upon the request of the Company, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's and its subsidiaries' and affiliates' business which the Employee may then possess or have under the Employee's control.

                                   ARTICLE II
                                NON-SOLICITATION

2.1 The Employee agrees that he will not, until the later of (a) three years from the Effective Time and (b) such time as the Employee ceases to receive salary and severance payments from the Company (the "non-Solicitation Expiration"), solicit or make any other contact with, directly or indirectly, any customer of the Company or any of its subsidiaries as of the Effective Time with respect to the provision of any service to any such customer that is the same or substantially similar to any service provided to such customer by the Company or any of its subsidiaries.

2.2 The Employee agrees that he will not, prior to the Non-Solicitation Expiration, solicit or make any other contact regarding the Company or any of its subsidiaries with any union or similar organization which has a collective bargaining agreement, union contract or similar agreement with the Company or any Subsidiary or affiliate or which is seeking to organize employees of the Company or any Subsidiary, with respect to any employee of the Company or such union's or similar organization's relationship or arrangements with the Company or any Subsidiary.

2.3 The Employee agrees that he will not, prior to the Non-Solicitation Expiration, solicit or make any other contact with, directly or indirectly, any employee or independent contractor (including, without limitation, any of the Company's truck drivers) of the Company or any of its subsidiaries or affiliates as of the Effective Time (or any person who was employed by the Company or any of its subsidiaries or affiliates at any time during the three-month period prior to the Effective Time) with respect to any employment, services or other business relationships.

2.4 The Employee agrees that the Company shall have the right, upon 90 days notice, to extend the Non-Solicitation Expiration by one additional year if it continues to pay the Employee the Employee's then current salary, providing health and medical benefits during such additional year (payment of such sums, and provision of such benefits, the extend the term of the covenant under Exhibit A shall also satisfy the obligation under this Exhibit F).


                                  ARTICLE III
                               NON-DISPARAGEMENT

         The Employee agrees not to make or publish, or cause to be made or published, any statement or information that disparages, defames or in any way impugns the reputation of the Company or any of its subsidiaries or affiliates, or any employees or representatives thereof, except if necessary in connection with a termination without "good reason."

         The Company agrees not to make or publish, or cause to be made or published, any statement or information that disparages, defames or in any way impugns the reputation of the Employee, except if necessary in connection with a termination for "cause."

                                   ARTICLE IV
                                 MISCELLANEOUS

4.1      Remedies.

         The parties acknowledge that irreparable damage would occur in the event of a breach of any of the provisions of this Restrictive Covenant Agreement. It is accordingly agreed that, in addition to any other remedy to which they are entitled at law or in equity, the parties shall be entitled to an injunction or injunctions to prevent breaches of such sections of this Restrictive Covenant Agreement and to enforce specifically the terms and provisions of such sections.

4.2      Jurisdiction and Governing Law.

         The parties agree that this letter agreement shall be governed in accordance with the laws of the State of New York and the exclusive jurisdiction for enforcing such agreement shall be the federal courts of the United States located in New York (unless such choice of forum would deny an aggrieved party a forum for enforcing such party's rights, in which case the state courts of New York shall have jurisdiction).

4.3      Severability.

         If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law,and the Employee consents and agrees that any court of competent jurisdiction may so modify such scope in any proceedings brought to enforce such restriction or requirement.

4.4      Amendments.

         No changes, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto.

4.5      Interpretation

         The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof. This Agreement contains all of the terms and conditions agreed upon by the parties and no other agreements, oral or otherwise, exist or shall be binding upon the parties as to the subject matter hereof.